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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of BioLase Technology, Inc. on Form S-8 (File No.'s 33-51234, 33-73300 and 333-09093) of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated March 16, 1999 on our audits of the consolidated financial statements and consolidated financial statement schedule of BioLase Technology, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Newport Beach, California
April 13, 1999